EXHIBIT 32.1

   CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer of Medical Nutrition USA, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-KSB of the Company for the fiscal year ended January 31, 2007 ( the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         May 16, 2007                         /s/ Francis A. Newman
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                                              Francis A. Newman
                                              Chief Executive Officer
                                              (Principal Executive Officer)

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